Exhibit 99.1	Financial Results

UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended October 31,		Nine months ended October 31,
	2004	2003	2004	2003
	(Unaudited)
Gross revenues:
Airfreight forwarding	$271,445	$195,149	$742,879	$522,201
Ocean freight forwarding	183,501	93,319	480,276	256,230
Customs brokerage	20,479	17,189	57,333	49,430
Contract logistics	83,432	61,447	229,592	169,355
Other	43,646	31,622	122,410	90,323

Total gross revenues	$602,503	$398,726	$1,632,490	$1,087,539

Net revenues:
Airfreight forwarding	$67,093	$52,230	$184,946	$145,376
Ocean freight forwarding	25,317	19,114	71,525	54,103
Customs brokerage	19,821	17,370	55,558	47,818
Contract logistics	67,082	50,668	184,087	141,185
Other	22,706	17,163	62,395	44,341

Total net revenues	202,019	156,545	558,511	432,823
Staff costs	102,236	81,206	289,500	231,760
Depreciation and amortization	4,950	3,531	13,475	10,750
Amortization of intangible assets	435	178	865	484
Other operating expenses	67,655	53,657	185,713	145,725

Operating income	26,743	17,973	68,958	44,104
Interest income, net	328	458	627	967
Losses on foreign exchange	(3)	(336)	(26)	(12)

Pretax income	27,068	18,095	69,559	45,059
Provision for income taxes	(6,548)	(4,419)	(18,970)	(11,173)

Income before minority interests	20,520	13,676	50,589	33,886
Minority interests	(610)	(498)	(1,672)	(1,318)

Net income	$19,910	$13,178	$48,917	$32,568

Basic earnings per ordinary share	$0.65	$0.43	$1.59	$1.08
Diluted earnings per ordinary share	$0.62	$0.42	$1.52	$1.04
Number of weighted-average shares outstanding used for per share calculations:
Basic shares	30,760,187	30,301,508	30,688,019	30,236,777
Diluted shares	32,322,468	31,539,692	32,137,143	31,392,561

Exhibit 99.1	Financial Results

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	October 31,	January 31,
	2004	2004
	(Unaudited)
ASSETS
Cash and cash equivalents	$124,340	$156,687
Trade receivables, net	438,638	280,044
Deferred income tax assets	6,951	6,534
Other current assets	46,393	33,420

Total current assets	616,322	476,685
Property, plant and equipment, net	72,292	54,421
Goodwill and other intangible assets, net	280,962	158,567
Investments	1,133	1,117
Deferred income tax assets	2,444	2,384
Other non-current assets	10,146	10,167

Total assets	$983,299	$703,341

LIABILITIES & SHAREHOLDERS’ EQUITY
Bank lines of credit	$96,002	$18,180
Short-term borrowings	1,727	1,312
Current portion of capital lease obligations	2,727	2,408
Trade payables and other accrued liabilities	389,053	269,072
Income taxes payable	18,897	10,864
Deferred income tax liabilities	68	256

Total current liabilities	508,474	302,092
Long-term borrowings	1,547	93
Capital lease obligations	9,176	7,326
Deferred income tax liabilities	9,841	3,860
Retirement fund obligations	1,363	1,251
Minority interests	2,655	2,873
Commitments and contingencies
Shareholders’ equity:
Common stock	323,518	318,409
Retained earnings	151,209	105,855
Accumulated other comprehensive loss	(24,484)	(38,418)

Total shareholders’ equity	450,243	385,846

Total liabilities and shareholders’ equity	$983,299	$703,341

Exhibit 99.1	Financial Results

UTi Worldwide Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Nine months ended
	October 31,
	2004	2003
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$48,917	$32,568
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation costs	300	130
Depreciation and amortization	13,475	10,750
Amortization of intangible assets	865	484
Deferred income taxes	1,398	1,009
Tax benefit relating to exercise of stock options	1,101	—
(Gain)/loss on disposal of property, plant and equipment	(228)	194
Other	1,672	1,318
Changes in operating assets and liabilities:
Increase in trade receivables and other current assets	(139,031)	(40,113)
Increase in trade payables and other current liabilities	86,852	30,271

Net cash provided by operating activities	15,321	36,611
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(15,110)	(13,759)
Proceeds from disposal of property, plant and equipment	2,276	584
Increase in other non-current assets	(1,020)	(794)
Acquisitions of subsidiaries and contingent earn-out payments	(118,476)	(14,269)
Other	(680)	(444)

Net cash used in investing activities	(133,010)	(28,682)
FINANCING ACTIVITIES:
Increase in bank lines of credit	77,822	893
Decrease in short-term borrowings	(1,068)	(6,368)
Long-term borrowings — advanced	1,642	—
Long-term borrowings — repaid	(192)	(130)
Repayments of capital lease obligations	(2,952)	(2,608)
Decrease in minority interests	(410)	(338)
Net proceeds from issuance of ordinary shares	3,708	2,523
Dividends paid	(3,563)	(2,890)

Net cash provided by/(used in) financing activities	74,987	(8,918)
Net decrease in cash and cash equivalents	(42,702)	(989)
Cash and cash equivalents at beginning of period	156,687	168,125
Effect of foreign exchange rate changes	10,355	(1,246)

Cash and cash equivalents at end of period	$124,340	$165,890

Exhibit 99.1	Financial Results

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended October 31, 2004
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$144,134	$149,962	$191,428	$116,979	$—	$602,503

Net revenue	$43,600	$72,631	$30,202	$55,586	$—	$202,019
Staff costs	23,786	40,547	11,463	24,356	2,084	102,236
Depreciation and amortization	1,289	889	632	1,727	413	4,950
Amortization of intangible assets	—	263	—	172	—	435
Other operating expenses	12,524	23,981	7,227	21,558	2,365	67,655

Operating income/(loss)	$6,001	$6,951	$10,880	$7,773	$(4,862)	26,743

Interest income, net						328
Losses on foreign exchange						(3)

Pretax income						27,068
Provision for income taxes						(6,548)

Income before minority interests						$20,520

	Three months ended October 31, 2003
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$104,961	$119,629	$118,309	$55,827	$—	$398,726

Net revenue	$31,882	$66,221	$23,543	$34,899	$—	$156,545
Staff costs	18,367	37,343	9,547	14,871	1,078	81,206
Depreciation and amortization	1,085	990	476	787	193	3,531
Amortization of intangible assets	—	149	—	29	—	178
Other operating expenses	9,346	22,807	5,693	14,260	1,551	53,657

Operating income/(loss)	$3,084	$4,932	$7,827	$4,952	$(2,822)	17,973

Interest income, net						458
Losses on foreign exchange						(336)

Pretax income						18,095
Provision for income taxes						(4,419)

Income before minority interests						$13,676

Exhibit 99.1	Financial Results

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Nine months ended October 31, 2004
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$429,219	$411,733	$490,714	$300,824	$—	$1,632,490

Net revenue	$128,113	$209,306	$79,544	$141,548	$—	$558,511
Staff costs	68,369	121,166	32,167	62,154	5,644	289,500
Depreciation and amortization	3,717	2,566	1,807	4,098	1,287	13,475
Amortization of intangible assets	—	546	—	319	—	865
Other operating expenses	36,534	67,833	19,860	55,108	6,378	185,713

Operating income/(loss)	$19,493	$17,195	$25,710	$19,869	$(13,309)	68,958

Interest income, net						627
Losses on foreign exchange						(26)

Pretax income						69,559
Provision for income taxes						(18,970)

Income before minority interests						$50,589

	Nine months ended October 31, 2003
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$308,329	$337,024	$298,311	$143,875	$—	$1,087,539

Net revenue	$90,879	$188,667	$63,801	$89,476	$—	$432,823
Staff costs	52,750	109,031	26,607	39,659	3,713	231,760
Depreciation and amortization	3,200	2,992	1,538	2,191	829	10,750
Amortization of intangible assets	—	446	—	38	—	484
Other operating expenses	27,037	63,833	16,012	34,821	4,022	145,725

Operating income/(loss)	$7,892	$12,365	$19,644	$12,767	$(8,564)	44,104

Interest income, net						967
Losses on foreign exchange						(12)

Pretax income						45,059
Provision for income taxes						(11,173)

Income before minority interests						$33,886